    As filed with the Securities and Exchange Commission on January 13, 2005
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                            NTN COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

            Delaware                                             31-1103425
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        The Campus - 5966 La Place Court
                           Carlsbad, California 92008
                                 (760) 438-7400
        (Address, including zip code, and telephone number of principal executive offices)
                               -------------------

            NTN COMMUNICATIONS, INC. 2004 PERFORMANCE INCENTIVE PLAN
            --------------------------------------------------------
                            (Full title of the plan)

                               -------------------
                                Stanley B. Kinsey
                            NTN Communications, Inc.
                        The Campus - 5966 La Place Court
                           Carlsbad, California 92008
                                 (760) 438-7400
 (Name, address and telephone number, including area code, of agent for service)
                               -------------------

                                    Copy to:
                                 C. James Levin
                             O'Melveny & Myers, LLP
                               400 S. Hope Street
                          Los Angeles, California 90071
                                 (213) 430-6000
                               -------------------

                                             CALCULATION OF REGISTRATION FEE
-------------------------------- ---------------------- ----------------------- ------------------- --------------------
                                                        Proposed                Proposed
                                                        maximum                 maximum
Title of                         Amount                 offering                aggregate           Amount of
securities                       to be                  price                   offering            registration
to be registered                 registered(1)          per unit(2)             price(2)            fee(2)
-------------------------------- ---------------------- ----------------------- ------------------- --------------------
Common Stock, $0.005 par value   2,577,000              $3.17                   $8,169,090            $961.50
per share
-------------------------------- ---------------------- ----------------------- ------------------- --------------------

          (1) This Registration Statement covers, in addition to the number of shares of common stock, par value $0.005 per share (the "Common Stock"), of NTN Communications, Inc., a Delaware corporation (the "Company" or the "Registrant"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), the amount registered hereunder includes an additional indeterminate number of shares, options and rights that may be issued in accordance with the provisions of the NTN Communications, Inc. 2004 Performance Incentive Plan in the event of any change in the outstanding Common Stock, including a stock dividend or stock split.
          (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on January 11, 2005, as reported on the American Stock Exchange.

               The Exhibit Index for this Registration Statement is at page 8.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File Number 1-11460) are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

         (a) The Company's Annual Report on Form 10-K/A for its fiscal year ended December 31, 2003, filed with the Commission on January 12, 2005;

         (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the Commission on May 10, 2004 and August 9, 2004, respectively;

         (c) The Company's Current Reports on Form 8-K filed on January 29, 2004, March 16, 2004, August 23, 2004 and December 1, 2004;

         (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's restated certificate of incorporation permits the Company to indemnify officers and directors of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

         The Company has entered into indemnification agreements with certain of its outside directors pursuant to which the Company has agreed to indemnify such directors from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any such directors in or arising out of such person's capacity as a director of the Company or any other corporation of which such person is a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such directors are entitled to an advance of expenses to the maximum extent authorized or permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8. EXHIBITS

         See the attached Exhibit Index at page 8.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the 13th day of January, 2005.

                                        NTN COMMUNICATIONS, INC.,
                                        a Delaware corporation

                                        By: /s/ Stanley B. Kinsey
                                            ------------------------------------
                                            Stanley B. Kinsey
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley B. Kinsey, James B. Frakes and Kathy Miles, and each or any of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                          Title                       Date
      ---------                          -----                       ----

/s/ Stanley B. Kinsey          Chief Executive Officer and      January 13, 2005
-------------------------      Chairman of the Board
Stanley B. Kinsey              (Principal Executive Officer)

      Signature                          Title                       Date
      ---------                          -----                       ----

/s/ James B. Frakes            Chief Financial Officer          January 13, 2005
-------------------------      (Principal Financial Officer
James B. Frakes                and Principal Accounting Officer)

/s/ Gary H. Arlen              Director                         January 13, 2005
-------------------------
Gary H. Arlen

/s/ Robert M. Bennett          Director                         January 13, 2005
-------------------------
Robert M. Bennett

/s/ Barry Bergsman             Director                         January 13, 2005
-------------------------
Barry Bergsman

/s/ Robert B. Clasen           Director                         January 13, 2005
-------------------------
Robert B. Clasen

/s/ Michael Fleming            Director                         January 13, 2005
-------------------------
Michael Fleming

/s/ Neal F. Fondren            Director                         January 13, 2005
-------------------------
Neal F. Fondren

/s/ Esther L. Rodriguez        Director                         January 13, 2005
-------------------------
Esther L. Rodriguez

                                  EXHIBIT INDEX

Exhibit
Number                  Description of Exhibit
------                  ----------------------

4        NTN Communications, Inc. 2004 Performance Incentive Plan.(1)

5        Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1     Consent of KPMG, LLP registered independent public accounting firm.

23.2     Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24       Power of Attorney (included in this Registration Statement under
         "Signatures").

(1) Filed with the Commission as Appendix A to the Definitive Proxy Statement filed by NTN on September 3, 2004 (Commission File Number 001-11460) and incorporated herein by this reference.